                                                                       EXHIBIT E

                            CENTERPOINT ENERGY, INC.
                                DECEMBER 31, 2004


INVESTING/BORROWING RATE             7.2500%                       MONEY POOL #1

                                                         PRIOR DAY          (TO MP)           (FROM MP)           TODAY'S
COMPANY NAME                          CO. CODE           POSITION                                                 POSITION
------------------------------     --------------     --------------     --------------     --------------     --------------
CenterPoint Energy, Inc.                     0299            516,000          4,251,000                             4,767,000
CE Houston Electric, LLC                     0003         81,270,000                             8,452,000         72,818,000
CE Products, Inc.                            0057            257,000                                                  257,000
CE Resources Corp.                           0016         34,051,000          7,785,000                            41,836,000
CE Service Company, LLC                      0002        (25,524,000)                            3,578,000        (29,102,000)
CE Funding Company                           0051          4,687,000                                                4,687,000
CE Properties, Inc.                          0056        (95,257,000)                                6,000        (95,263,000)
CE International, Inc.                       0093                 --                                                       --
TOTAL POOL ACTIVITY                                               --         12,036,000         12,036,000                 --
TOTAL SOURCES                                            120,781,000                                              124,365,000
TOTAL USES                                              (120,781,000)                                            (124,365,000)
NET                                                               --                                                       --


INVESTING/BORROWING RATE             2.1940%                            GENCO MP


                                                         PRIOR DAY          (TO MP)           (FROM MP)           TODAY'S
COMPANY NAME                          CO. CODE           POSITION                                                 POSITION
------------------------------     --------------     --------------     --------------     --------------     --------------
CenterPoint Energy, Inc.                     0299                 --                                                       --
Texas Genco GP, LLC                          0356           (139,000)                                                (139,000)
Texas Genco, LP                              0384          1,300,000             15,000                             1,315,000
Texas Genco Holdings, Inc.                   0310         (1,161,000)                               15,000         (1,176,000)
CE Funding Company                           0051                 --                                                       --
CE Properties, Inc.                          0056                 --                                                       --
CE International, Inc.                       9021                 --                                                       --
TOTAL POOL ACTIVITY                                               --             15,000             15,000                 --
TOTAL SOURCES                                              1,300,000                                                1,315,000
TOTAL USES                                                (1,300,000)                                              (1,315,000)
NET                                                               --                                                       --

                                                        PRIOR DAY                                                OUTSTANDING
EXTERNAL INVESTMENTS                                    INVESTMENT          INVEST            (REDEEM)           INVESTMENT
------------------------------     --------------     --------------     --------------     --------------     --------------
CenterPoint Energy, Inc.                                          --                                                       --
CE Houston Electric, LLC                                          --                                                       --
CE Resources Corp.                                       123,590,000                            (1,877,000)       121,713,000
Texas Genco, LP                                           24,059,000                            (2,020,000)        22,039,000
CE Properties, Inc.                                               --                                                       --
TOTAL INVESTMENTS                                        147,649,000                 --         (3,897,000)       143,752,000


                                                         PRIOR DAY          INCREASE          TODAY'S
LOANS - CNP                                             OUTSTANDING         (REPAY)          OUTSTANDING          WTD RATE
------------------------------     --------------     --------------     --------------     --------------     --------------
Revolver                           ABR                   234,000,000          5,000,000        239,000,000           7.250000%
CNP TOTAL                                                234,000,000          5,000,000        239,000,000           7.250000%

                                                        PRIOR DAY          INCREASE            TODAY'S
BANK LOANS - CERC                                      OUTSTANDING          (REPAY)          OUTSTANDING          WTD RATE
------------------------------     --------------     --------------     --------------     --------------     --------------
Revolver                                                                                                --            0.00000%
CERC TOTAL                                                        --                 --                 --            0.00000%

                                                         FACILITY            LOANS
REMAINING CAPACITY UNDER FACILITIES                        SIZE           OUTSTANDING           LOCS             REMAINING
-------------------------------------------------     --------------     --------------     --------------     --------------
CNP Revolver                                             750,000,000        239,000,000         39,138,000        471,862,000
CERC Revolver                                            250,000,000                 --                 --        250,000,000
TOTAL                                                  1,000,000,000        239,000,000         39,138,000        721,862,000

                                                         PRIOR DAY                                                TODAY'S
LIQUIDITY                                                 AMOUNT                                                   AMOUNT
-------------------------------------------------     --------------     --------------     --------------     --------------
External Investments                                     147,649,000                                              143,752,000
Remaining Capacity under Facilities                      726,862,000                                              721,862,000
TOTAL LIQUIDITY                                          874,511,000                 --                 --        865,614,000